Exhibit 99.1

Deutsche Bank Aktiengesellschaft - General Meeting 2019
Voting results

Item 2 Appropriation of distributable profit 2018 - proposal pursuant to convocation corrected for own shares approved

713,432,150 shares for which valid votes were submitted (= 34.52% of the share capital)

703,783,356	yes votes	98.65%
9,648,794	no votes	1.35%

Item 3 Ratification of the acts of management of the members of the Management Board for the 2018 financial year

Mr. John Cryan - acts of management ratified

694,820,858 shares for which valid votes were submitted (= 33.62% of the share capital)

522,536,900	yes votes	75.20%
172,283,958	no votes	24.80%

Dr. Marcus Schenck - acts of management ratified

694,761,344 shares for which valid votes were submitted (= 33.62% of the share capital)

522,400,011	yes votes	75.19%
172,361,333	no votes	24.81%

Mr. Christian Sewing - acts of management ratified

694,837,643 shares for which valid votes were submitted (= 33.62% of the share capital)

522,706,200	yes votes	75.23%
172,131,443	no votes	24.77%

Mr. Garth Ritchie - acts of management ratified

694,834,574 shares for which valid votes were submitted (= 33.62% of the share capital)

426,710,592	yes votes	61.41%
268,123,982	no votes	38.59%

Mr. Karl von Rohr - acts of management ratified

694,774,246 shares for which valid votes were submitted (= 33.62% of the share capital)

522,540,222	yes votes	75.21%
172,234,024	no votes	24.79%

Ms. Kim Hammonds - acts of management ratified

694,749,928 shares for which valid votes were submitted (= 33.62% of the share capital)

522,289,715	yes votes	75.18%
172,460,213	no votes	24.82%

Mr. Stuart Lewis - acts of management ratified

694,807,538 shares for which valid votes were submitted (= 33.62% of the share capital)

521,284,953	yes votes	75.03%
173,522,585	no votes	24.97%

Ms. Sylvie Matherat - acts of management ratified

694,807,127 shares for which valid votes were submitted (= 33.62% of the share capital)

426,713,428	yes votes	61.41%
268,093,699	no votes	38.59%

Deutsche Bank Aktiengesellschaft - General Meeting 2019
Voting results

Mr. James von Moltke - acts of management ratified

694,768,896 shares for which valid votes were submitted (= 33.62% of the share capital)

522,529,968	yes votes	75.21%
172,238,928	no votes	24.79%

Mr. Nicolas Moreau - acts of management ratified

694,762,292 shares for which valid votes were submitted (= 33.62% of the share capital)

522,374,619	yes votes	75.19%
172,387,673	no votes	24.81%

Mr. Werner Steinmüller - acts of management ratified

694,767,595 shares for which valid votes were submitted (= 33.62% of the share capital)

522,454,062	yes votes	75.20%
172,313,533	no votes	24.80%

Mr. Frank Strauß - acts of management ratified

694,752,235 shares for which valid votes were submitted (= 33.62% of the share capital)

522,458,259	yes votes	75.20%
172,293,976	no votes	24.80%

Item 4 Ratification of the acts of management of the members of the Supervisory Board for the 2018 financial year

Dr. Paul Achleitner - acts of management ratified

695,719,308 shares for which valid votes were submitted (= 33.66% of the share capital)

498,369,808	yes votes	71.63%
197,349,500	no votes	28.37%

Mr. Detlef Polaschek - acts of management ratified

695,608,978 shares for which valid votes were submitted (= 33.66% of the share capital)

512,088,147	yes votes	73.62%
183,520,831	no votes	26.38%

Mr. Stefan Rudschäfski - acts of management ratified

695,609,970 shares for which valid votes were submitted (= 33.66% of the share capital)

511,091,789	yes votes	73.47%
184,518,181	no votes	26.53%

Mr. Ludwig Blomeyer-Bartenstein - acts of management ratified

695,605,986 shares for which valid votes were submitted (= 33.66% of the share capital)

512,082,245	yes votes	73.62%
183,523,741	no votes	26.38%

Mr. Wolfgang Böhr - acts of management ratified

695,609,761 shares for which valid votes were submitted (= 33.66% of the share capital)

511,078,754	yes votes	73.47%
184,531,007	no votes	26.53%

Deutsche Bank Aktiengesellschaft - General Meeting 2019
Voting results

Mr. Frank Bsirske - acts of management ratified

695,644,558 shares for which valid votes were submitted (= 33.66% of the share capital)

510,992,595	yes votes	73.46%
184,651,963	no votes	26.54%

Ms. Mayree Carroll Clark - acts of management ratified

695,520,148 shares for which valid votes were submitted (= 33.65% of the share capital)

512,017,557	yes votes	73.62%
183,502,591	no votes	26.38%

Ms. Dina Dublon - acts of management ratified

695,584,847 shares for which valid votes were submitted (= 33.66% of the share capital)

511,071,330	yes votes	73.47%
184,513,517	no votes	26.53%

Mr. Jan Duscheck - acts of management ratified

695,579,330 shares for which valid votes were submitted (= 33.66% of the share capital)

511,045,330	yes votes	73.47%
184,534,000	no votes	26.53%

Dr. Gerhard Eschelbeck - acts of management ratified

695,572,924 shares for which valid votes were submitted (= 33.66% of the share capital)

511,062,565	yes votes	73.47%
184,510,359	no votes	26.53%

Ms. Katherine Garrett-Cox - acts of management ratified

695,579,913 shares for which valid votes were submitted (= 33.66% of the share capital)

511,035,573	yes votes	73.47%
184,544,340	no votes	26.53%

Mr. Timo Heider - acts of management ratified

695,579,939 shares for which valid votes were submitted (= 33.66% of the share capital)

511,053,337	yes votes	73.47%
184,526,602	no votes	26.53%

Ms. Sabine Irrgang - acts of management ratified

695,580,101 shares for which valid votes were submitted (= 33.66% of the share capital)

511,070,518	yes votes	73.47%
184,509,583	no votes	26.53%

Professor Dr. Henning Kagermann - acts of management ratified

695,571,768 shares for which valid votes were submitted (= 33.65% of the share capital)

511,089,478	yes votes	73.48%
184,482,290	no votes	26.52%

Ms. Martina Klee - acts of management ratified

695,495,287 shares for which valid votes were submitted (= 33.65% of the share capital)

510,968,179	yes votes	73.47%
184,527,108	no votes	26.53%

Deutsche Bank Aktiengesellschaft - General Meeting 2019
Voting results

Ms. Henriette Mark - acts of management ratified

695,494,613 shares for which valid votes were submitted (= 33.65% of the share capital)

510,970,714	yes votes	73.47%
184,523,899	no votes	26.53%

Mr. Richard Meddings - acts of management ratified

695,492,899 shares for which valid votes were submitted (= 33.65% of the share capital)

510,987,111	yes votes	73.47%
184,505,788	no votes	26.53%

Ms. Louise M. Parent - acts of management ratified

695,493,234 shares for which valid votes were submitted (= 33.65% of the share capital)

510,976,020	yes votes	73.47%
184,517,214	no votes	26.53%

Ms. Gabriele Platscher - acts of management ratified

695,494,178 shares for which valid votes were submitted (= 33.65% of the share capital)

510,966,326	yes votes	73.47%
184,527,852	no votes	26.53%

Mr. Bernd Rose - acts of management ratified

695,494,035 shares for which valid votes were submitted (= 33.65% of the share capital)

510,964,533	yes votes	73.47%
184,529,502	no votes	26.53%

Mr. Gerd Alexander Schütz - acts of management ratified

695,504,039 shares for which valid votes were submitted (= 33.65% of the share capital)

510,921,439	yes votes	73.46%
184,582,600	no votes	26.54%

Professor Dr. Stefan Simon - acts of management ratified

695,584,487 shares for which valid votes were submitted (= 33.66% of the share capital)

511,015,982	yes votes	73.47%
184,568,505	no votes	26.53%

Mr. Stephan Szukalski - acts of management ratified

695,585,778 shares for which valid votes were submitted (= 33.66% of the share capital)

512,091,691	yes votes	73.62%
183,494,087	no votes	26.38%

Dr. Johannes Teyssen - acts of management ratified

695,586,384 shares for which valid votes were submitted (= 33.66% of the share capital)

511,053,577	yes votes	73.47%
184,532,807	no votes	26.53%

Mr. John Alexander Thain - acts of management ratified

695,584,316 shares for which valid votes were submitted (= 33.66% of the share capital)

512,047,135	yes votes	73.61%
183,537,181	no votes	26.39%

Deutsche Bank Aktiengesellschaft - General Meeting 2019
Voting results

Ms. Michele Trogni - acts of management ratified

695,581,684 shares for which valid votes were submitted (= 33.66% of the share capital)

512,108,710	yes votes	73.62%
183,472,974	no votes	26.38%

Professor Dr. Norbert Winkeljohann - acts of management ratified

695,584,418 shares for which valid votes were submitted (= 33.66% of the share capital)

512,093,367	yes votes	73.62%
183,491,051	no votes	26.38%

Item 5a Election of the auditor for the 2019 financial year, interim accounts - KPMG AG Wirtschaftsprüfungsgesellschaft, Berlin, as a auditor for 2019 - proposal pursuant to convocation approved

711,161,771 shares for which valid votes were submitted (= 34.41% of the share capital)

678,662,176	yes votes	95.43%
32,499,595	no votes	4.57%

Item 5b Election of the auditor for the 2019 financial year, interim accounts - Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, Stuttgart, as auditor for interim accounts in 2020 - proposal pursuant to convocation approved

711,035,883 shares for which valid votes were submitted (= 34.40% of the share capital)

702,215,093	yes votes	98.76%
8,820,790	no votes	1.24%

Item 6 Authorization to acquire own shares pursuant to § 71 (1) No. 8 Stock Corporation Act as well as for their use with the possible exclusion of pre-emptive rights - proposal pursuant to convocation approved 713,399,125 shares for which valid votes were submitted (= 34.52% of the share capital)

682,659,561	yes votes	95.69%
30,739,564	no votes	4.31%

Item 7 Authorization to use derivatives within the framework of the purchase of own shares pursuant to § 71 (1) No. 8 Stock Corporation Act - proposal pursuant to convocation approved

711,654,559 shares for which valid votes were submitted (= 34.43% of the share capital)

680,839,085	yes votes	95.67%
30,815,474	no votes	4.33%

Item 8 Proposal pursuant to the Extension of the Agenda - rejected

676,031,291 shares for which valid votes were submitted (= 32.71% of the share capital)

65,881,186	yes votes	9.75%
610,150,105	no votes	90.25%

Item 9 Proposal pursuant to the Extension of the Agenda - rejected

697,187,634 shares for which valid votes were submitted (= 33.73% of the share capital)

123,669,699	yes votes	17.74%
573,517,935	no votes	82.26%

Deutsche Bank Aktiengesellschaft - General Meeting 2019
Voting results

Item 10 Proposal pursuant to the Extension of the Agenda - rejected

697,192,369 shares for which valid votes were submitted (= 33.73% of the share capital)

27,898,968	yes votes	4.00%
669,293,401	no votes	96.00%

Item 11 Proposal pursuant to the Extension of the Agenda - rejected

697,649,036 shares for which valid votes were submitted (= 33.76% of the share capital)

122,527,744	yes votes	17.56%
575,121,292	no votes	82.44%

Item 12 Proposal pursuant to the Extension of the Agenda - rejected
427,889,660 shares for which valid votes were submitted (= 20.70% of the share capital)

25,015,052	yes votes	5.85%
402,874,608	no votes	94.15%

Proposal to vote the chair of the meeting out of office - rejected

359,596,108 shares for which valid votes were submitted (= 17.40% of the share capital)

3,440,378	yes votes	0.96%
356,155,730	no votes	99.04%